Exhibit m (v) under Form N-1A
                                             Exhibit 1 under Item 601 / Reg. S-K


                                    EXHIBIT K
                                     to the
                                Distribution Plan

                         MONEY MARKET OBLIGATIONS TRUST:

                         Federated Capital Reserves Fund
                       Federated Government Reserves Fund
                            Federated Municipal Trust

              This Distribution Plan is adopted as of the 12th day of February, 2004, by Money Market Obligations Trust with respect to the portfolios of the Trust set forth above.

              As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.55 of 1% of the average aggregate net asset value of the portfolios of Money Market Obligations Trust held during the month.

              Witness the due execution hereof this 1st day of December, 2004.



                                MONEY MARKET OBLIGATIONS TRUST


                                By:  /s/ J. Christopher Donahue
                                 -----------------------------------------------
                                Name:  J. Christopher Donahue
                                Title: President